Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380
jbarber@bankofsmithtown.net

PRESS RELEASE

Release Date:  December 4, 2009

Contact:  Ms. Judith Barber
                         Corporate Secretary

BANK OF SMITHTOWN
LOAN OFFICER RESIGNS

Chief Lending Officer and
 All Other Lending Officers Remain

Smithtown, NY, December 4, 2009 - Bank of Smithtown (a subsidiary of Smithtown Bancorp, NASDAQ: SMTB) announced Friday afternoon that one of its loan officers, Tom Stevens, has resigned.  Mr. Stevens’ lending responsibilities focused primarily in the construction portfolio. The Bank has significantly curtailed its construction lending since September, 2007, shortly after the “sub-prime mortgage crisis” began.

The Bank’s Chief Lending Officer is Mr. Robert Anrig, who has more than 39 years of lending experience and has been Bank of Smithtown’s Chief Lending Officer for the past 11 years.  The Bank also has three other loan officers at the level of Vice President or above.  These four lenders have more than 90 years of banking experience combined.

The Bank also announced Friday that it has hired Mr. Michael Spolarich as a Vice President in the Loan Department.  Mr. Spolarich has more than 15 years experience in banking, most of that time with Bridgehampton National Bank and First National Bank of Long Island as a loan officer.

The Bank’s Chairman & Chief Executive Officer, Brad Rock, commented: “Although we regret Mr. Stevens leaving, we are confident in the balance of the lending team, which remains intact.  We are also pleased to have a new officer, Mike Spolarich, joining our loan department.  We think that his strong background will add depth to the group.”

With approximately $2.7 billion in assets, Bank of Smithtown is the largest independent commercial bank headquartered on Long Island.  Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank.  The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Select Market under the symbol “SMTB”.

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Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.